UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 8, 2010

Grubb & Ellis Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-158111 (1933 Act)	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Ave., Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 8, 2010, we held our 2010 Annual Meeting of Stockholders. At the meeting, our stockholders voted on the following two proposals: (i) to elect five directors, each to hold office for a one-year term expiring at the 2011 Annual Meeting of Stockholders and until his successor is duly elected and qualified; and (ii) to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010. The two proposals are described in detail in our definitive proxy statement, dated April 16, 2010, as filed on Schedule 14A on April 16, 2010.

Both of the proposals were approved by our stockholders by the requisite vote necessary for approval. The votes with respect to each of the proposals are set forth below.

Proposal 1. To elect five directors, each to hold office for a one-year term expiring at the 2011 Annual Meeting of Stockholders and until his successor is duly elected and qualified:

Nominee	Shares For	Shares Withheld
Jeffrey T. Hanson	2,568,202	64,305
Danny Prosky	2,582,269	50,238
Patrick R. Leardo	2,588,269	44,238
Gerald W. Robinson	2,585,769	46,738
Gary E. Stark	2,588,269	44,238

No broker non-votes were cast in the election of our directors.

Proposal 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010:

Shares For	2,515,503
Shares Against	55,946
Shares Abstained	61,058

No broker non-votes were cast in the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.

June 9, 2010	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer